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                                                                    EXHIBIT 10.8

                              CP CLARE CORPORATION

                      VOLUNTARY DEFERRED COMPENSATION PLAN
                                FOR KEY EMPLOYEES


         1. Name and Purpose. The name of this plan is the CP Clare Corporation Voluntary Deferred Compensation Plan for Key Employees (the "Plan"). The purpose of the Plan is to permit each elected corporate officer and each other key employee of CP Clare Corporation (the "Company") or any subsidiary thereof (a "Subsidiary") who is designated by the President of the Company (in either case, a "Participant") to elect to defer all or a portion of his or her annual bonus from the Company payable with respect to a fiscal year of the Company ending on March 31 (each, a "Fiscal Year"). The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

         2. Right to Defer. For each Fiscal Year beginning on or after April 1, 1998, each Participant may elect to defer payment of up to 100% of such Participant's bonus otherwise payable with respect to such Fiscal Year ("Bonus").

         3. Deferral Elections. A Participant's election to defer his or her Bonus hereunder (a "Deferral Election") shall be in writing and shall be deemed to have been made upon receipt and acceptance by the Company. In order to be effective hereunder, a Deferral Election for any Fiscal Year must be made not later than March 31 of the preceding Fiscal Year and shall specify the time and method of payment pursuant to Sections 5(a) and 5(c) below applicable to the amount(s) deferred thereunder. Notwithstanding the foregoing, a Participant's Deferral Election with respect to his or her Bonus payable for the Fiscal Year ending March 31, 1999 shall be made not later than thirty (30) days after April 1, 1998, and a person who becomes a Participant
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during a Fiscal Year may make a Deferral Election with respect to his or her
Bonus payable for such Fiscal Year at any time on or before the thirtieth (30th) day after the date he or she becomes a Participant. A Deferral Election made for a Fiscal Year may not be revised after the last date on which it could have been made, except that a Deferral Election may be revoked in its entirety by the Participant at any time by finding a written notice of revocation with the Company, but only as to a Bonus which has not yet been paid.

         4.       Accounts; Crediting Interest.

                  (a) All amounts deferred by a Participant under this Plan shall be credited by the Company or Subsidiary, whichever is the employer of the Participant, to a book account (a "Deferred Compensation Account") in the name of such Participant as of the dates such amounts would have been paid to the Participant but for his or her Deferral Election.

                  (b) As of the last day of each month, the Company or Subsidiary, whichever is the employer of the Participant, shall credit each Participant's Deferred Compensation Account with interest on the amount credited to such Deferred Compensation Account as of the sixteenth (16th) day of such month. The rate of interest to be used for this purpose during any calendar year shall be the 30-year U.S. Treasury bond rate in effect as of the January 1 of such year. The foregoing rate shall be determined by reference to the first January issue of Barron's
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for such calendar year, or such other comparable publication as may be selected by the Company if Barron's is no longer published or no longer provides such information. Notwithstanding the foregoing, the Company may change the rate of interest to be used under the Plan by written notice to each Participant (including former Participants who then have a Deferred Compensation Account which would be affected by such change), which notice shall specify the new rate of interest to be used, the effective date of such change and the Deferred Compensation Accounts to which such new rate of interest shall apply.

         5.       Time and Method of Payment.

                  (a) Amounts standing to the credit of a Participant's Deferred Compensation Account shall be paid, or commence to be paid, on the January 15 first following the earlier of (i) the passage of the number of calendar years (not to exceed 20 and including the year of deferral, which shall constitute a calendar year) specified by the Participant in his or her Deferral Election(s) with respect to the amount credited to such Deferred Compensation Account, or (ii) the calendar year in which the Participant ceases to be an employee of the Company and its Subsidiaries for any reason whatsoever. The amount of each such payment shall be determined by the amount credited to such Deferred Compensation Account as of the preceding December 31.

                  (b) All amounts credited to the Participant's Deferred Compensation Account shall be distributed in cash and shall be made by the Company or the Subsidiary which credited such amounts to the Participant's Deferred Compensation Account. Each such Deferred Compensation Account shall be charged with the amount paid therefrom as of the date of payment.

                  (c)      All amounts credited to the Participant's
Deferred Compensation Account shall be paid in either a single lump sum or in annual installments over a period of five years, as the Participant has specified in the Deferral Election(s) applicable to such sub-account. In the case of installment payments, (i) interest on any Deferred Compensation Account shall continue
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to be credited in accordance with Section 3 during the payment period, and (ii)
the amount of each payment shall be equal to the amount credited to the Deferred Compensation Account as of the preceding December 31 divided by the number of annual payments remaining to be made, including the current payment.

                  (d) All amounts credited to a Participant's Deferred Compensation Account shall be paid as they become due to the Participant if then living. All amounts credited to a Participant's Deferred Compensation Account at the time of his or her death shall be paid pursuant to Section 6.

                  (e) Notwithstanding any provision hereof to the contrary, if a Participant believes he or she is suffering from an "Unforeseen Emergency," an application may be made to the Company for an acceleration of payments from such Participant's Deferred Compensation Account. "Unforeseen Emergency" for this purpose shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If the Company determines, in its sole discretion, that the Participant is suffering from an Unforeseen Emergency, the Company may accelerate payment to the Participant of only such portion of such Participant's Deferred Compensation Account as the Company may determine is required to alleviate such Unforeseen Emergency, and such Deferred Compensation Account shall be charged with the amount paid therefrom as of the date of payment.

                  (f) Notwithstanding any provision hereof to the contrary, but subject to the approval of the Company in its sole discretion, a Participant may request payment of all or a portion of his or her Deferred Compensation Account in different amounts and/or over a different period or periods of time than that specified in the applicable Deferral Election. The Participant must communicate any such request to the Company at least 15 months prior to the
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initial date on which the amount credited to such Deferred Compensation Account would otherwise be paid or commence to be paid. The Company may approve such request in its sole discretion at any time which is at least 12 months and 15 days prior to such initial payment date. If any such request is so approved by the Company, the amount credited to such Deferred Compensation Account shall be paid at the times and in the amounts specified in such request.

                  6. Payments after Death. Each Participant may designate, from time to time, a beneficiary or beneficiaries (who may be named contingently or successively) to whom any amounts which remain credited to the Participant's Deferred Compensation Account at the time of his or her death shall be paid. All such amounts shall be paid in a single lump sum in accordance with Section 5(b) as soon as practicable after such Participant's death. Each such designation shall revoke all prior designations by the same Participant, except to the extent otherwise specifically noted, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during his or her lifetime. Any amounts which remain credited to a Participant's Deferred Compensation Account at the time of his or her death which are not payable to a designated beneficiary shall be paid to the estate of such Participant in a single lump sum in accordance with Section 5(b) as soon as practicable after the death of such Participant.

         7.       No Funding Required.

         (a) Nothing in this Plan will be construed to create a trust or to obligate the Company, any Subsidiary or any other person to segregate a fund, purchase an insurance contract, or in any other way to fund currently the future payment of any benefits hereunder, nor will anything herein be construed to give any Participant or any other person rights to any specific assets of the Company, any Subsidiary or of any other person. Except as provided in 7(b) below, any benefits which become payable hereunder shall be paid from the general assets of the Company or Subsidiary, whichever is applicable, in accordance with the terms hereof.
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         (b)      The Company in its sole discretion may establish a grantor trust of which it is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended, to provide for the payment of benefits hereunder, subject to the claims of the Company's general creditors in the event of insolvency, and subject to such other terms and conditions as the Company may deem necessary or advisable to ensure (i) that benefits are not includible, by reason of the establishment or funding of the grantor trust, in the income of trust beneficiaries prior to actual distribution and (ii) that the existence of the grantor trust does not cause the Plan or any other arrangement to be considered "funded" for purposes of Title I of ERISA.

         8. Plan Administration and Interpretation. The Company shall have complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, or other person having or claiming to have any interest under the Plan and the Company's determinations shall be conclusive and binding on all such parties. The Company shall be deemed to be the Plan administrator with the responsibility for complying with any reporting and disclosure requirements of ERISA. The rights of the Company hereunder shall be exercised by the Compensation Committee of the Board of Directors of the Company (the "Board"). To the extent that the Compensation Committee is unable or unwilling to exercise any right hereunder or make any determination hereunder, however, the Board shall exercise such right or make such determination.

         9. Non-Assignable. Amounts payable under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, execution or levy of any kind, and any attempt to cause any such amount to be so subjected shall be null, void and of no effect and shall not be recognized by the Company or its Subsidiaries.
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         10.      Termination and Modification.

         (a) The Company may terminate this Plan by written notice to each Participant participating therein. A termination of the Plan shall have no effect other than to eliminate the right of each Participant to defer further compensation. Except for such "prospective" termination, neither the Plan nor any Deferral Election in effect hereunder may be amended, modified, waived, discharged or terminated, except by mutual consent of the Company and the Participant or Participants affected thereby, which consent shall be evidenced by an instrument in writing, signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought. Notwithstanding the foregoing, if, on or after April 1, 1998, (i) the Company's ratio of current assets to current liabilities as reflected on any quarterly or annual financial statements filed by the Company with the Securities and Exchange Commission falls below 1.4 to 1 for two consecutive quarters or (ii) the Company is subject to a "change of control," this Plan shall immediately terminate and the Company shall, in complete discharge of its obligations hereunder, distribute to each Participant the full amount then credited to his or her Deferred Compensation Account, such amount to be payable in a single lump sum in accordance with Section 5(b).

         (b) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to
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         vote in an election of the Company's Board of Directors ("Voting
         Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

                  (ii) persons who, as of April 1, 1998, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to April 1, 1998 whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

                  (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 60% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "change of control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 50% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any
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person to 50% or more of the combined voting power of all then outstanding
Voting Securities; provided, however, that if any person referred to in clause
(x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "change of control" shall be deemed to have occurred for purposes of the foregoing clause (i).

         11. Parties. The terms of this Plan shall be binding upon the Company, its Subsidiaries and their successors or assigns and each Participant participating herein and his or her beneficiaries, heirs, executors and administrators.

         12. Liability of Company. Subject to its obligation to pay the amount credited to the Participant's Deferred Compensation Account at the time distribution is called for by the payment option in effect, none of the Company, its Subsidiaries nor any person acting on behalf of the Company or its Subsidiaries shall be liable to any Participant or any other person for any act performed or the failure to perform any act with respect to the Plan.

         13. Notices. Notices, elections or designations by a Participant to the Company hereunder shall be addressed to the Company to the attention of the Treasurer of the Company. Notices by the Company to a Participant shall be addressed to the Participant at his or her most recent home address as reflected in the records of the Company.

         14. Unsecured General Creditors. No Participant or his or her legal representative or any beneficiary designated by him or her shall have any right, other than the right of an unsecured general creditor, against the Company or any Subsidiary in respect of the Deferred Compensation Account of such Participant established hereunder.

         15. Effective Date. This Plan shall be effective as of April 1, 1998, and shall continue in existence thereafter until terminated pursuant to
Section 10.

         16. Governing Law. This Plan shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.
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         IN WITNESS WHEREOF, this Plan has been signed and sealed for and on behalf of the Company by its duly authorized officer this ________ day of _________________, 1998.

                                                CP CLARE CORPORATION


                                                By:_____________________________
                                                   Title: